Exhibit 10.3

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 24, 2017, is by and between ALIGN TECHNOLOGY, INC., a Delaware corporation (“Lender”), and SMILEDIRECTCLUB, LLC, a Tennessee limited liability company (“Borrower”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (as defined below).

RECITALS

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of July 25, 2016 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”);

WHEREAS, Borrower requested that Lender amend certain provisions of the Loan Agreement; and

WHEREAS, Lender is willing to make such amendments to the Loan Agreement in accordance with and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments.

(a)Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.2 Overadvances. If, at the time the Borrowing Base Certificate is due, the aggregate outstanding principal amount of the Advances exceeds the lesser of (x) $30,000,000 and (y) the Borrowing Base, Borrower shall immediately pay to Lender in cash the amount of such excess (such excess, the “Overadvance”). The failure of Borrower to timely pay Lender any Overadvance shall constitute an Event of Default, and, without limiting Lender’s other rights hereunder, Borrower agrees to pay Lender interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

(b)Section 6.2 of the Loan Agreement is hereby amended by (x) deleting the word “and” at the end of clause (i) thereof, (y) deleting the “.” at the end of clause (j) thereof and replacing it with “; and”, and (z) adding the following new clause (k) at the end thereof:

“(k)    within ninety (90) days after the end of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2017, an unaudited balance sheet of Borrower and its Subsidiaries, if any, as of the end of such quarterly period, and unaudited consolidated statements of income and cash flows of Borrower and its Subsidiaries, if any, for such period, prepared in accordance with GAAP and reviewed by an independent public accountant of recognized standing selected by Borrower.”

(c)Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Section 6.8 Financial Covenant. Maintain as of the last day of each month, minimum consolidated revenue for the trailing three (3) month period then ended, which shall be determined in accordance with GAAP (provided that, solely for the 2017 calendar year, such minimum consolidated revenue may be determined in accordance with Borrower’s historical internal basis of accounting so long as a reconciliation to GAAP is provided therewith), commencing with the period ending March 31, 2017 and for all periods thereafter, of at least eighty percent (80%) of Borrower’s projected revenues as set forth in Borrower’s financial projections most recently delivered to Lender as of the Effective Date or pursuant to Section 6.2(e).”

(d)The definition of “Availability Amount” in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Availability Amount” is (a) the lesser of (i) $30,000,000 or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

(e)The definition of “Loan” in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Loan” is a loan in an aggregate principal amount at any time outstanding not to exceed Thirty Million Dollars ($30,000,000).

2.    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions:

(a)    Executed Amendment. Lender shall have received a copy of this Amendment duly executed by Borrower and Lender.

(b)    Financial Reports. Lender shall have received copies of all financial reports required to be delivered under the Loan Agreement and that have not been previously delivered.

    (c)    Secretary’s Certificate. Lender shall have received a certificate of Borrower, dated the Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this Amendment, (B) identify by name and title and bear the signatures of the officers, directors or authorized representatives of Borrower authorized to sign this Amendment, and (C) contain appropriate attachments, including the certificate or articles of formation or organization of Borrower certified by the Secretary of State of the State of Tennessee and a true and correct copy of its operating or management agreement, or other organizational or governing documents.

3.    Amended Terms. On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment. Except as specifically amended hereby, the Loan Agreement shall remain in full force and effect according to its terms and is hereby ratified and confirmed.

4.    Representations and Warranties of Credit Parties. Borrower represents and warrants as follows:

(a)    The execution, delivery and performance by Borrower of this Amendment are within Borrower’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Borrower and, if required, actions by Borrower’s equity holders. This Amendment has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    The execution, delivery and performance by Borrower of this Amendment do not (i) conflict with Borrower’s articles or certificate of formation, limited liability company or operating agreement or other charter document, (ii) contravene, conflict with, constitute a default under or violate any Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or

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Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound.

(c)    The representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects).

(d)    Other than the Existing Defaults (as defined in the Forbearance Agreement, dated the date hereof, between Borrower and Lender), no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)    Borrower has estimated and/or recorded all GAAP adjustments or probable liabilities (including, without limitation, stock based compensation and sales tax), and such adjustments or probable liabilities are properly reflected, in its year-to-date financial statements through May 31, 2017 provided to Lender.

(f)    Except as provided in this Amendment, the Obligations are not modified by this Amendment and, to the knowledge of the Loan Parties, are not subject to any offsets, defenses or counterclaims.

5.    Miscellaneous.

(a)Reaffirmation of Obligations. Borrower ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

(b)Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

(c)Further Assurances. Borrower agrees to promptly take such action, upon the request of Lender, as is reasonably necessary to carry out the intent of this Amendment.

(d)Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

(e)Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.

(f)No Actions, Claims, Etc. As of the date hereof, Borrower hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against Lender or Lender’s officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

(g)GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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(h)Successors and Assigns. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(i)Venue, Jury Trial Waiver and Judicial Reference. Section 11 of the Loan Agreement is hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

SMILEDIRECTCLUB, LLC

By:	/s/ STEVE KATZMAN
Name:	Steve Katzman
Title:	Chief Financial Officer

LENDER:

ALIGN TECHNOLOGY, INC.

By:	/s/ JOE HOGAN
Name:	Joe Hogan
Title:	Chief Executive Officer

[Signature Page to First Amendment to Loan and Security Agreement]